                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 3, 2006
                                                            -----------

                                 WHX CORPORATION
--------------------------------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          Delaware                    1-2394                    13-3768097
--------------------------------------------------------------------------------
(State or Other Jurisdiction       (Commission                (IRS Employer
     of Incorporation)              File Number)             Identification No.)

   555 Theodore Fremd Avenue, Rye, New York                       10580
--------------------------------------------------------------------------------
    (Address of Principal Executive Offices)                    (Zip Code)

Registrant's telephone number, including area code: (914) 925-4413
                                                    --------------

                                       N/A
         --------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report.)

     Check the  appropriate  box below if the Form 8-K  filing  is  intended  to simultaneously  satisfy the filing obligation of the registrant under any of the following provisions (SEE General Instruction A.2. below):

     /_/  Written  communications  pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

     /_/  Soliciting material pursuant to rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)

     /_/  Pre-commencement  communications  pursuant to Rule 14d-2(b)  under the
Exchange Act (17 CFR 240.14d-2(b))

     /_/  Pre-commencement  communications  pursuant to Rule 13e-4(c)  under the
Exchange Act (17 CFR 240.13e-(c))

Item 2.05.        Costs Associated with Exit or Disposal Activities

         On May 3, 2006,  the Board of Directors (the "Board") of Handy & Harman
("H&H"),  a wholly owned subsidiary of WHX Corporation,  approved the closing of the Norristown,  Pennsylvania facility of H&H's wholly-owned subsidiary, Handy &
Harman Tube Company, Inc. ("HHT"). The decision to close the Norristown facility was  principally  based on the  economics  of  operating  HHT's  business at the facility.  HHT currently manufactures stainless steel tubing that is supplied in various lengths and forms in both coil and straight lengths. HHT's coil business will be relocated to H&H's Camdel Metals Corporation ("Camdel") facility located in Camden,  Delaware.  HHT's non-coil business is being offered for sale and the real property at the site will also be offered, separately, for sale.

         The decision to close the  Norristown  facility will result in a charge of up to $1.6 million for termination  benefits for up to 84 union employees and
35 salaried  employees.  Cash  expenditures for these  termination  benefits are expected to  approximate  the charge.  The Company is currently  evaluating  the appropriate  period for  recognition  of the  components of these  charges.  The
Company  estimates that operating losses and closure costs will approximate $1.5 million. Estimated cash expenditures related to operating losses and the closure will be in the range of $2.9  million to $3.1  million  and are  expected  to be incurred  through the end of the year.  Accordingly,  the  estimated  total cost including  termination  benefits,  operating losses and closure costs will be in the range of $2.9  million to $3.1.  In addition,  the Company  expects to incur approximately  $0.8 million in expenses to relocate  aspects of the HHT business to Camdel.  Loss and cash  expenditure  estimates  could vary based upon  actual timing of closure and other factors.  HHT expects that the closing of Norristown and the sale of certain of its assets will be completed by the end of the year.

                                   SIGNATURES

         Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the  registrant  has duly  caused  this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          WHX CORPORATION

Dated: May 9, 2006                        By:   /s/ Robert K. Hynes
                                             --------------------------------
                                             Name:  Robert K. Hynes
                                             Title: Chief Financial Officer